EXHIBIT 10.1
     Agreement between the Company and Carey Whitehead dated April 28, 1998 relating to Falcon claims 25, 26 and 27, located in Manitoba, Canada





                                       51
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                                    AGREEMENT

THIS AGREEMENT dated this 28th of April, 1998 is made

BETWEEN:

                  CAREY WHITEHEAD of #201 - 7117 Antrim Avenue, Burnaby, BC V5J 4M8

                  (hereinafter referred to as the "Vendor")
                                                           OF THE FIRST PART

AND:

                  TIBERON RESOUCES LTD., a company duly incorporated under the laws of Nevada, USA and having an office at #21- - 11930 Menaul St. NE, Albuquerque, New Mexico, 87112

                  (hereinafter called the "Purchaser")

                                                           OF THE SECOND PART

WHEREAS:

A. The Vendor is the beneficial owner of a 100% right, title and interest in those certain mineral claims located in Manitoba, Canada (the "Claims") and more particularly set out in Schedule "A" hereto;

B. The Vendor has the sole right and authority to sell, transfer and otherwise deal with the Claims;

C. The Vendor wishes to sell and the Purchaser wishes to purchase from the Vendor 100% of the right, title and interest to the Claims, subject to and upon the terms and conditions contained herein;

D. The Vendor is at arm's length to Tiberon Resources and has no relationship with Tiberon.

         NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

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

1. Subject to regulatory approval, the Vendor hereby sells to the Purchaser a 100% undivided legal and beneficial interest in and to the Claims (the "Interest"), subject only to the retention by the Vendor of the 2.5% net smelter return royalty as defined in Schedule "B" hereto (the "NSR"), in consideration of the following:


(a)   work commitment to spend $40,000 in year one;

(b) the payment of $25,000 cash by the Purchaser to the Vendor, due and payable six months after the signing of this agreement;

(c)   work commitment to spend $50,000 in year two;

(d) the payment of $25,000 cash by the Purchaser to the Vendor, due and payable two years after the signing of this agreement;

2. The Purchaser hereby agrees to file all the necessary forms with all applicable regulatory bodies, as required, in order to obtain regulatory approval for the acquisition of the Interest in the Claims by the Purchaser within fourteen (14) business days of signing this Agreement.

3. Title to the Interest in the Claims shall be transferred to the Purchaser forthwith upon completion of the payment and the issuance of the Shares as provided in Section I herein, free and clear of all liens, charges and encumbrances, subject only to the provisions of this Agreement.

4. If the cash payment is not made by the time frames set forth in Section I herein then the Vendor shall give written notice of the breach to the Purchaser and the Purchaser shall have 10 days form the date of the notice to rectify the breach and if during such 10 day period, the Purchaser has failed to remedy the breach then this Agreement shall terminate at the end of such 10 day period and the ownership of the Claims shall be retained by the Vendor and the parties shall have no further obligations to each other whatsoever.

5. The purchase of the Claims is subject to a 2.5% NSR (as defined in Schedule "B" hereto) retained by the Vendor. The Purchaser shall have the sole and exclusive right and option to purchase up to 80% of the NSR in two equal parts at any time within four years of commencement of commercial production based as follows:

(a) $1,000,000 (the "NSR Cash Purchase Price") for the first 40% of the NSR, or the first 1% of the total 2.5% NSR and thereby reducing the royalty held by the Vendor to 1.5% , and any monies paid by the Purchaser on account of the NSR prior to the Purchaser exercising its right to purchase the NSR, or any part thereof, shall be applied against the NSR Cash Purchase Price and reduce such price accordingly; and

(b) 100,000 common shares of the Purchaser for the second 40% of the NSR, or the second 1% of the total 2.5% NSR and thereby reducing the royalty held by the Vendor to 0.5%.

For the purposes of this Agreement, commercial production shall be deemed to have commenced when the concentrator processing ores from the Claims for other than testing purposes.

6.    The Vendor warrants and represents to the Purchaser that:

(a) it is the sole and beneficial owner of a 100% undivided interest in the Claims and has the title, power, authority and right to enter into this Agreement and to dispose of its interest in the Claims;

(b) the Claims are duly registered in the name of Carey Whitehead;

(c) the Claims and interests that comprise the Claims have been properly staked and recorded in compliance with the applicable laws and regulations of Manitoba and there are no disputes threatened or now existing as to the title or the staking or the recording of the Claims except that the parties acknowledge that there may be certain areas within the mapstaked area which mineral rights are subject to third parties.

(d) the Claims are in good standing in accordance with the applicable laws and regulations of Manitoba; and

(e) the Vendor has not done anything whereby the Claims may become encumbered;

(f) it is a body corporate which is duly  incorporated,  validly existing and in
    good  standing   under  the   applicable   laws  of  its   jurisdiction   of
    incorporation;

(g) it has full right, title, power and authority to enter into this Agreement and to carry out the transaction contemplated hereunder; and

(h) the execution of this Agreement is in accordance with proper corporate authority.

6A. The representations and warranties contained in section 6 are provided for the exclusive benefit of the Purchaser and a breach of any one or more thereof may be waived by the Purchaser in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty and the representations and warranties contained in section 6 shall survive the execution of this Agreement.

7.    the Purchaser warrants and represents that:

(a) it is a body corporate which is duly  incorporated,  validly existing and is
    in  good  standing  under  the  applicable  laws  of  its   jurisdiction  of
    incorporation;

(b) it has full right, title, power and authority to enter into this Agreement and to carry out the transaction contemplated hereunder; and

(c) the execution of this Agreement is in accordance with proper corporate authority.

8. The Purchaser covenants and agrees that it shall perform all exploration work done on the Claims in a prudent, miner-like manner and in compliance with applicable legislation.

9. The Parties agree to execute such further assurances or agreements and do all such other things as may be necessary in order to give full force and effect to this Agreement and to carry out its terms.

10.    Time shall be of the essence of this Agreement.

11. Unless otherwise provided herein, any notice or other communication to a party under this Agreement shall be five in writing and shall be delivered personally or by telecopy, addressed to the parties as follows:

IF TO THE VENDOR:

CAREY WHITEHEAD
#201 - 7117 Antrim Avenue
Burnaby, BC V5J 4M8

IF TO THE PURCHASER:

TIBERON RESOURCES LTD.
#219 - 11930 Menaul St. NE
Albuquerque, NM  87112

Each party may change its address for service at any time by notice in writing to the other.

12. This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns. It is expressly understood and agreed that the Purchaser shall have the right to assign all its right, title and interest in and to this Agreement, including all its obligations hereunder, without recourse back to the Purchaser, to any other person or company at the sole discretion of the Purchaser and the Vendor agrees to execute any such consent to assignment or other acknowledgment as may be reasonably requested by the Purchaser.

13. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which together constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.


SIGNED AND DELIVERED by
CAREY WHITEHEAD in the presence of
/s/Sarah Cabianca                                      /s/ Carey Whitehead
--------------------------                             ------------------------
Name                                                   Carey Whitehead
Sarah Cabianca
--------------------------
Print Name
4519 Woodgreen Dr.
--------------------------
Address
W. Vancouver, B.C
--------------------------
V7S-2T8
--------------------------



SIGNED AND DELIVERED by
TIBERON RESOURCES LTD.

Per:/s/LEROY HALTERMAN
     Leroy Halterman
    AUTHORIZED SIGNATORY

                                  SCHEDULE "A"

To that Agreement between CAREY WHITEHEAD, as the Vendor, and TIBERON RESOURCES LTD. as the Purchaser, dated the 28th day of April, 1998.


CLAIM             LICENCE           SIZE              NTS              EXPIRY DATE
                                    (HA)

Falcon #25        SV8821            15                621-01SW         Dec 28/99
                                                      621-01SE
Falcon #26        SV8820            10                621-02SE         Dec 28/99
Falcon #27        SV8819            10                621-02SE         Dec 28/99



                                  SCHEDULE "B"


To that Agreement between CAREY WHITEHEAD, as the Vendor, and TIBERON RESOURCES LTD. as the Purchaser, dated the 28th day of April, 1998.


                    DEFINITION OF NET SMELTER RETURN ROYALTY

For the purposes of this Agreement the term "net smelter return royalty" or "NSR" means all monies realized and actually received by the Purchaser from the sale of ores, concentrates, and/or minerals mined or extracted form the Claims (the "Product"), including premiums, bonuses and subsidies less, if the Product requires smelting or other processing, all monies paid or payable by the Purchaser on account of:

(a) all smelting, refining, treatment, selling and other costs, charges and penalties charged by the smelter or other purchase of the Product;

(b) all costs of loading, transporting and insuring such Product from the Claims to the smelter or other purchaser; and

(c) freight allowance, royalties paid or payable, and all taxes paid by the Purchaser on such Product except income taxes, including but not limited to production, severance, net proceeds, sales and privilege taxes.


In the event that smelting or refining are carried out in facilities owned or controlled, in whole or in part, by the Purchaser, charges, costs and penalties for such operations shall equal the amount the Purchaser would have incurred if such operations were carried out at facilities not owned or controlled by the Purchaser which offer comparable services for comparable products on prevailing terms.

The NSR shall be calculated at the end of each calendar quarter and paid by the Purchaser to the Vendor within 45 days of the end of each calendar quarter.


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                                   EXHIBIT 27
                            Financial Data Schedule













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